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                                 EXHIBIT 10.3

                       THE GOODYEAR TIRE & RUBBER COMPANY

                          STOCK OPTION GRANT AGREEMENT




Robert J Keegan
President & COO

The Directors of The Goodyear Tire & Rubber Company (the "Company") desire to encourage and facilitate ownership of the Common Stock of the Company (the "Common Stock") by key employees and to provide for additional compensation based on appreciation of the Common Stock, thereby providing incentive to promote continued growth and success of the Company's business. Accordingly, the 1997 Performance Incentive Plan of The Goodyear Tire & Rubber Company (the "Plan") was adopted effective April 14, 1997.

                             Granted To:    Robert J Keegan
                                            SSN ###-##-####

                             Grant Date:    October 3, 2000

                        Options Granted:    250,000

                            Option Type:    Non-Qualified

                 Option Price Per Share:    $18.25

                        Expiration Date:    October 3, 2010

                       Vesting Schedule:    25% per year for 4 years
                                            62,500 on 10-3-2001
                                            62,500 on 10-3-2002
                                            62,500 on 10-3-2003
                                            62,500 on 10-3-2004




                                              /s/ S.G. Gibara
                                              ----------------------------------
                                              The Goodyear Tire & Rubber Company
                                                        October 3, 2000


By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature: /s/ Robert J. Keegan                        Date:  October 3, 2000
           --------------------------------------            ----------------
                  Robert J Keegan


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Robert J Keegan                                                 October 3, 2000

PART I - NON-QUALIFIED STOCK OPTIONS

1. These Non-Qualified Stock Options for the number of shares of Common Stock indicated on the preceding page (the "Non-Qualified Stock Options") are granted to you under and are governed by the terms and conditions of the Plan and this Grant Agreement. Your execution and return of the enclosed copy of page one of this Grant Agreement acknowledging receipt of the Non-Qualified Stock Options granted herewith constitutes your agreement to and acceptance of all terms and conditions of the Plan and this Grant Agreement. You also agree that you have read and understand this Grant Agreement.

2. You may exercise the Non-Qualified Stock Options granted pursuant to this Grant Agreement through (1) a cash payment in the amount of the full option exercise price of the shares being purchased (a "cash exercise"), (2) a payment in full shares of Common Stock having a Fair Market Value (as defined in the Plan) on the date of exercise equal to the full option exercise price of the shares being purchased (a "share swap exercise"), or (3) a combination of the cash exercise and share swap exercise methods. Any exercise of these Non-Qualified Stock Options shall be by written notice to the Company stating the number of shares of Common Stock to be purchased and the exercise method, accompanied with the payment, or proper proof of ownership if the share swap exercise method is used. You shall be required to meet the tax withholding obligations arising from any exercise of Non-Qualified Stock Options.

3. As further consideration for the Non-Qualified Stock Options granted to you hereunder, you must remain in the continuous employ of the Company or one or more of its subsidiaries from the Date of Grant to the date or dates the Non-Qualified Stock Options become exercisable as set forth on page one of this Grant Agreement before you will be entitled to exercise the Non-Qualified Stock Options granted. The Non-Qualified Stock Options you have been granted shall not in any event be exercisable after your termination of employment except for Retirement (defined as (i) termination of employment at any age after three or more years of continuous service with the Company and its subsidiaries, or, (ii) if your employment is severed by the Company for other than cause prior to your completion of 36 months of continuous service with the Company and its subsidiaries and you are not then the chief executive officer of the company, the termination of your continuous service), death, or Disability (defined as termination of employment while receiving benefits under a long-term disability income plan maintained by the Company or one of its subsidiaries).

PART II - NON-QUALIFIED STOCK INVESTMENT OPTIONS

4. A Non-Qualified Stock Investment Option will be automatically granted to you, immediately upon any satisfaction by you of the conditions specified below, on the following terms and conditions:

Date of Grant:                          The date of your exercise, at
                                        any time prior to January 1, 2008, of a
                                        Non-Qualified Stock Option granted
                                        herein by tendering shares of Common
                                        Stock in payment of all or a portion of
                                        the exercise price of such Non-Qualified
                                        Stock Option.

Number of Common Shares                 The number of shares of Common Stock
Subject to Option:                      you tendered in the exercise of such
                                        Non-Qualified Stock Option.

Option Price Per Share:                 The Fair Market Value (as defined in the
                                        Plan) of the Common Stock on the date
                                        you exercised such Non-Qualified Stock
                                        Option by tendering shares of Common
                                        Stock.

Exercise Period:                        100% exercisable at any time during the
                                        period beginning on the first
                                        anniversary of its date of grant and
                                        ending on October 3, 2010.

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Robert J Keegan                                                  October 3, 2000


PART II - NON-QUALIFIED STOCK INVESTMENT OPTIONS (Cont'd)

5. The Non-Qualified Stock Investment Options are granted under and are governed by the terms and conditions of the Plan and this Grant Agreement. The number of shares of Common Stock subject to each grant is determined by the number of shares of Common Stock you tender to the Company in your exercise of a Non-Qualified Stock Option granted pursuant to this Agreement. The Option price per share of the Non-Qualified Stock Investment Option shall be the Fair Market Value (as defined in the Plan) of the Common Stock on the date you exercise a Non-Qualified Stock Option as aforesaid. In order to accept this Non-Qualified Stock Investment Option Grant, you must tender shares of Common Stock in the exercise of a Non-Qualified Stock Option prior to January 1, 2008.

6. You may exercise the Non-Qualified Stock Investment Options granted pursuant to this Grant Agreement through (1) a cash payment in the amount of the full option exercise price of the shares being purchased (a "cash exercise"), (2) a payment in full shares of Common Stock having a Fair Market Value (as defined in the Plan) on the date of exercise equal to the full option exercise price of the shares of Common Stock being purchased (a "share swap exercise"), or (3) a combination of the cash exercise and share swap exercise methods. Any exercise of these Non-Qualified Stock Investment Options shall be by written notice to the Company stating the number of shares of Common Stock to be purchased and the exercise method, accompanied with the payment, or proper proof of ownership if the share swap exercise method is used. You shall be required to meet the tax withholding obligations arising from any exercise of Non-Qualified Stock Investment Options.

7. As further consideration for each Non-Qualified Stock Investment Option granted to you hereunder, you must remain in the continuous employ of the Company or one or more of its subsidiaries for twelve months following the Date of Grant in respect thereof (as defined at paragraph 4 above) before you will be entitled to exercise such Non-Qualified Stock Investment Option. The Non-Qualified Stock Investment Options you have been granted shall not in any event be exercisable after your termination of employment except for Retirement, death, or Disability.

III - GENERAL PROVISIONS

8. The Options terminate automatically and shall not be exercisable by you from and after the date on which you cease to be an employee of the Company or one of its subsidiaries for any reason other than your death, Retirement or Disability. In the event of your death, Retirement or Disability while an employee of the Company or one of its subsidiaries (and having been an employee continuously since the Date of Grant) during the exercise period on any date which is more than six (6) months after the Date of Grant of the Non-Qualified Stock Options specified on the first page of this Grant Agreement or more than six (6) months after the Date of Grant of Non-Qualified Stock Investment Options specified at paragraph 4 of this Grant Agreement, the Options shall become immediately exercisable and, except as provided below in the event of your death, shall be exercisable by you for the remainder of the term of the Option grant. In the event of your death, the Options may be exercised up to three years after date of death by the person or persons to whom your rights in the options passed by your will or according to the laws of descent and distribution. Nothing contained herein shall restrict the right of the Company or any of its subsidiaries to terminate your employment at any time, with or without cause.

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Robert J Keegan                                                  October 3, 2000


PART III - GENERAL PROVISIONS (Cont'd)

9. The Options shall not in any event be exercisable after the expiration of ten years from the Date of Grant specified on the first page of this Grant Agreement and, to the extent not exercised, shall automatically terminate at the end of such ten-year period.

10. Certificates for the shares of Common Stock purchased will be deliverable to you or your agent, duly accredited to the satisfaction of the Company, at the principal office of the Company in Akron, Ohio, or at such other place acceptable to the Company as may be designated by you.

11. In the event you Retire or otherwise terminate your employment with the Company or a subsidiary and within 18 months after such termination date you accept employment with a competitor of, or otherwise engage in competition with, the Company, the Committee, in its sole discretion, may require you to return, or (if not received) to forfeit, to the Company the economic value of the Options granted hereunder which you have realized or obtained by your exercise at any time on or after the date which is six months prior to the date of your termination of employment with the Company. Additionally, if you have retired from the Company, all Options granted to you hereunder which you have not exercised prior to your competitive engagement shall be automatically cancelled.

12. Each Option granted is not transferable by you otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you.

13. All rights conferred upon you under the provision of this Grant Agreement are personal and, except under the provisions of paragraph 12 of this Grant Agreement, no assignee, transferee or other successor in interest shall acquire any rights or interests whatsoever under this Grant Agreement, which is made exclusively for the benefit of you and the Company.

14. Any notice to you under this Grant Agreement shall be sufficient if in writing and if delivered to you or mailed to you at the address on record in the Executive Compensation Department. Any notice to the Company under this agreement shall be sufficient if in writing and if delivered to the Executive Compensation Department of the Company in Akron, Ohio, or mailed by registered mail directed to the Company for the attention of the Executive Compensation Department at 1144 East Market Street, Akron, Ohio 44316-0001. Either you or the Company may, by written notice, change the address. This agreement shall be construed and shall take effect in accordance with the laws of the State of Ohio.

15. Each Option may be exercised only at the times and to the extent, and is subject to all of the terms and conditions, set forth in this Grant Agreement, and in the Plan, including any rule or regulation adopted by the Committee.

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